Exhibit (j)
Consent of Independent Registered Public Accounting Firm
To the Board of Managers of
The Dow® Target Variable Fund LLC:
We consent to the use of our report for The Dow® Target Variable Fund LLC dated February 15, 2008, incorporated by reference herein, and to the reference to our firm under the headings “Financial Highlights of The Dow® Target Variable Fund LLC” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
/s/ KPMG LLP
Columbus, Ohio
April 25, 2008